AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                           LAZARD ASSET MANAGEMENT LLC

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and LAZARD ASSET MANAGEMENT LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, the Adviser desires to appoint Sub-Adviser to provide, and Sub-Adviser has agreed to provide, additional sub-investment advisory services to a new investment portfolio of the JNL Series Trust, effective upon execution or, if later, the date that initial capital for such investment portfolio is first provided.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 1, 2006, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2006, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of May, 2006.


JACKSON NATIONAL ASSET                   LAZARD ASSET
MANAGEMENT, LLC                          MANAGEMENT LLC


By:                                      By:
      --------------------------------        ----------------------------------

Name:    ANDREW B. HOPPING               Name:
      --------------------------------        ----------------------------------

Title:   PRESIDENT                       Title:
      --------------------------------        ----------------------------------

                                   SCHEDULE A
                                   MAY 1, 2006
                                     (Funds)

                        JNL/LAZARD EMERGING MARKETS FUND
                         JNL/LAZARD SMALL CAP VALUE FUND
                          JNL/LAZARD MID CAP VALUE FUND

                                   SCHEDULE B
                                   MAY 1, 2006
                                 (Compensation)


                        JNL/LAZARD EMERGING MARKETS FUND

         -------------------------------------------------- --------------------
         AVERAGE DAILY NET ASSETS                           ANNUAL RATE
         -------------------------------------------------- --------------------
         -------------------------------------------------- --------------------
         $0 to $50 Million:                                 .75%
         -------------------------------------------------- --------------------
         -------------------------------------------------- --------------------
         $50 to $100 Million:                               .70%
         -------------------------------------------------- --------------------
         -------------------------------------------------- --------------------
         $100 to $250 Million:                              .65%
         -------------------------------------------------- --------------------
         -------------------------------------------------- --------------------
         Over $250 Million:                                 .60%
         -------------------------------------------------- --------------------


                         JNL/LAZARD SMALL CAP VALUE FUND

         -------------------------------------------------- --------------------
         AVERAGE DAILY NET ASSETS                           ANNUAL RATE
         -------------------------------------------------- --------------------
         -------------------------------------------------- --------------------
         0 to $500 Million:                                 .50%
         -------------------------------------------------- --------------------
         -------------------------------------------------- --------------------
         Amounts over $500 Million:                         .45%
         -------------------------------------------------- --------------------


                          JNL/LAZARD MID CAP VALUE FUND

         -------------------------------------------------- --------------------
         AVERAGE DAILY NET ASSETS                           ANNUAL RATE
         -------------------------------------------------- --------------------
         -------------------------------------------------- --------------------
         0 to $100 Million:                                 .50%
         -------------------------------------------------- --------------------
         -------------------------------------------------- --------------------
         $100 Million to $250 Million:                      .45%
         -------------------------------------------------- --------------------
         -------------------------------------------------- --------------------
         Amounts over $250 Million:                         .40%
         -------------------------------------------------- --------------------